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Exhibit 10.8

MEDTRONIC, INC.
1998 OUTSIDE DIRECTOR STOCK COMPENSATION PLAN
(As Amended through June 27, 2002)

        1.    Purpose.    The purpose of this Plan is to facilitate recruiting and retaining non-employee directors of outstanding ability.

        2.    Definitions.    The capitalized terms used in this Plan have the meanings set forth below.

        (a)  "Account" means a bookkeeping account maintained for a Participant to which Deferred Stock Units are credited pursuant to Section 6.

        (b)  "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, or any successor provision, and any joint venture in which the Company or any such "parent corporation" or "subsidiary corporation" owns an equity interest.

        (c)  "Agreement" means a written contract entered into between the Company or an Affiliate and a Participant containing the terms and conditions of an Option granted hereunder (not inconsistent with this Plan).

        (d)  "Annual Option" means an Option granted pursuant to Section 5 (c) of this plan.

        (e)  "Annual Retainer" of a Participant means the fixed annual fee for such Participant in effect on the first day of the year for which such Annual Retainer is payable for services to be rendered as a Non-Employee Director of the Company.

        (f)    "Award means an Option granted pursuant to Section 5 of this Plan or a credit of Deferred Stock Units pursuant to Section 6 of this Plan.

        (g)  "Board" means the Board of Directors of the Company.

        (h)  "Change in Control" shall mean:

          (i)    Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company or any of its subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of clause (c); or

          (ii)  Individuals who, as of the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  Consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless, immediately following such Business Combination, (i) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the total voting power of (A) the corporation resulting from such Business Combination (the "Surviving Corporation") or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of common stock and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination; or

          (iv)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        Notwithstanding the foregoing provisions of this definition, a Change in Control shall not be deemed to occur with respect to the Participant if the acquisition of the 30% or greater interest referred to in clause (a) is by a group, acting in concert, that includes the Participant or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the Surviving Corporation or, if applicable, the Parent Corporation shall be beneficially owned, directly or indirectly, immediately after a Business Combination by a group, acting in concert, that includes the Participant.

        (i)    "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

        (j)    "Committee" means any committee of the Board designated by the Board to administer this Plan under Section 3 hereof, of which shall be composed of not less that two members, each of whom shall be a "non-employee director" as defined in Exchange Act Rule 16b-3.

        (k)  "Company means Medtronic, Inc., a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

        (l)    "Deferred Stock Unit" means the right to receive one Share pursuant to Section 6 of this Plan.

        (m)  "Disability" means the disability of a Participant such that the Participant would, if an employee, be considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Code.

        (n)  "Discretionary Option" means an Option granted pursuant to Section 5(f).

        (o)  "Exchange Act" means the Securities Exchange Act of 1934, as amended; "Exchange Act Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act as in effect with respect to the Company or any successor regulation.

        (p)  "Fair Market Value" as of any date means, unless otherwise expressly provided in this Plan:

          (i)    the closing sale price of a Share (A) on the composite tape for New York Stock Exchange ("NYSE") listed shares, or (B) if the Shares are not quoted on the NYSE composite tape, on the principal United States securities exchange registered under the Exchange Act on which the shares are listed, or (C) if the Shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System, in any case on the date immediately preceding that date, or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, or

          (ii)  if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date. However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, all references in this paragraph to the "date immediately preceding that date" shall be deemed to be references to "that date." The determination of Fair Market Value shall be subject to adjustment as provided in Section 7(e) hereof. For purposes of this definition, each Option granted and each Deferred Stock Unit credited pursuant to this Plan shall be deemed conclusively to have been granted or credited, as applicable, prior to the close of the applicable securities exchange or system on the date of grant or credit, as applicable.

        (q)  "Fundamental Change" means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

        (r)  "Initial Option" means an Option granted pursuant to Section 5(b).

        (s)  "Initial Plan Year" means the period from March 5, 1998 through August 31, 1998.

        (t)    "Meeting" means a regular or special meeting of the Board or of a committee of the Board on which a particular Participant serves that is actually held.

        (u)  "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Affiliate.

        (v)  "Option" means a right to purchase Stock.

        (w)  "Participant" means any Non-employee Director to whom an Award is made.

        (x)  "Plan" means this 1998 Outside Director Stock Compensation Plan, as amended and in effect from time to time.

        (y)  "Plan Year" means the Initial Plan Year, or the period from September 1 of 1998 or any subsequent year, through the following August 31.

        (z)  "Pro-Ration Factor" means: (A) in the case of a Participant who is a Non-Employee Director for the entire Plan Year in question and attends at least 75 percent of the Meetings that occur during such Plan Year (such Meetings, the "Plan Year Meetings"), 100 percent; (B) in the case of a

Participant who is a Non-Employee Director for only a portion of a Plan Year and attends at least 75 percent of the Meetings that occur during that portion of a Plan Year (such meetings, the "Applicable Meetings"), a percentage determined by dividing the number of Applicable Meetings by the total number of Plan Year Meetings for that Plan Year; and (C) in the case of a Non-Employee Director who fails to satisfy the Meeting attendance requirement of clause (A) or (B), as applicable, 75 percent of the percentage specified in clause (A) or (b), as applicable.

        (aa) "Replacement Factor" is defined in Section 5(d)(ii).

        (bb) "Replacement Option" means an Option granted pursuant to Section 5(d) of this Plan.

        (cc) "Retirement Option" means an Option granted pursuant to Section 5(e) of this Plan.

        (dd) "Share" means a share of Stock.

        (ee) "Stock" means the common stock, $.10 par value per share (as such par value may be adjusted from time to time), of the Company.

        (ff)  "Subsidiary" means a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, or any successor provision.

        (gg) "Successor" with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to a transfer permitted under Section 5(i) of this Plan, acquire the right to exercise an Option or receive Shares issuable in satisfaction of Deferred Stock Units in the event of the Participant's death.

        (hh) "Term" means the period during which an Option may be exercised.

        Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

        3.    Administration.

        (a)    Authority of Committee.    The Committee or its delegee shall administer this Plan. The Committee shall have the authority to interpret this Plan and any Award or Agreement made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan (including without limitation the manner in which Participants shall make elections provided for herein), to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with this Plan), and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive.

        (b)    Indemnification.    To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

        4.    In General.

        (a)    Shares Available.    The number of Shares available for distribution under this Plan is 3,000,000 (subject to adjustment under Section 7(e) hereof). Any Shares subject to the terms and conditions of an Award under this Plan which are not used because the terms and conditions of the Award are not met may again be used for an Award under this Plan. Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award or any Award settled in cash in lieu of Shares shall be available for further Awards.

        (b)    No Fractional Shares.    No fractional Shares may be issued under this Plan; fractional Shares will be rounded to the nearest whole Share.

        (c)    Rights as Shareholder.    A participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

        5.    Options.

        (a)    Agreements.    Each Option granted under this Plan shall be evidenced by an Agreement setting forth the terms and conditions thereof.

        (b)    Initial Option Grants.    Each Non-Employee Director first elected or appointed to the Board on or after January 15, 1998 shall automatically be granted, on the later of (i) the date such director first becomes a director and (ii) March 5, 1998, an Option (an "Initial Option") to purchase that number of Shares determined by dividing (i) two times the amount of the Annual Retainer as in effect immediately following such election or appointment by (ii) the Fair Market Value of a Share on the date of grant. No increase in the Annual Retainer of the Non-Employee Directors after a person becomes a Non-Employee Director shall increase the number of Shares subject to the Initial Option granted to such Non-Employee Director. An employee of the Company or an Affiliate who terminates such employment and thereafter becomes a Non-Employee Director is not entitled to receive an Initial Option but will be entitled to receive Annual Options and Replacement Options. A Non-Employee Director is not entitled to receive more than one Initial Option during his or her lifetime.

        (c)    Annual Option Grants.    On the first day of each Plan Year other than the Initial Plan Year, each Non-employee Director shall automatically be granted an Option (the "Annual Option") to purchase that number of Shares equal to (i) the amount of the Annual Retainer in effect as of such day, divided by (ii) the Fair Market Value of a Share on the date of the grant. If there is an increase in the Annual Retainer after the Annual Option is granted in a given year, each Non-Employee Director shall automatically be granted, as of the date such increase is approved, a supplemental Annual Option to purchase that number of Shares equal to (i) the amount of the increase in such Annual Retainer divided by (ii) the Fair Market Value of a Share on the date of the grant.

        (d)    Replacement Option Grant.    (i) Each Non-Employee Director shall be provided with the opportunity to elect, in advance of the first day of each Plan Year (or upon becoming a Non-Employee Director, if later), to receive the Annual Retainer and all committee chair fees for such Plan Year (collectively, the "Eligible Earnings") in the form of a grant of an Option (a "Replacement Option") under this Section 5(d) rather than in cash. Each Non-Employee Director who makes such an election who remains a member of the Board on the last day of the relevant Plan Year shall automatically be granted on such day an Option (the "Replacement Option") to purchase that number of Shares equal to (A) the Replacement Factor (as defined below) times the Eligible Earnings for the Participant for the Plan Year times the Pro-Ration Factor, divided by (B) the Fair Market Value of a Share on the date of grant. A Non-Employee Director who elects to receive a Replacement Option for a Plan Year but retires from the Board prior to the last day of such Plan Year shall automatically be granted on the date of retirement a Replacement Option to purchase that number of Shares equal to (C) the Replacement Factor times the Eligible Earnings for the Participant for the Plan Year times the Pro-Ration Factor divided by (D) the Fair Market Value of the Shares on the date of grant.

          (ii)  The "Replacement Factor means four, or such other number as the Board may designate before the beginning of any Plan Year.

        (e)    Retirement Options.    Each Participant who has elected, in connection with the termination of the Medtronic, Inc. Directors' Retirement Plan (the "Retirement Plan"), to receive Options pursuant to this Section 5(e) shall be granted as of March 5, 1998, an Option (a "Retirement Option") to

purchase that number of Shares equal to (i) four times the amount of such Participant's accrued benefit under the Retirement Plan as of March 5, 1998, divided by (ii) the Fair Market Value of a Share on the date of grant.

        (f)    Discretionary Options.    The Board or the Committee may, in its discretion, at any time or from time to time grant to any Non-Employee Director additional Options ("Discretionary Options") to purchase such number of Shares, on such terms and conditions, as it shall determine.

        (g)    Purchase Price; Term and Exercisability of Options.    The purchase price of each share subject to an Option shall be the Fair Market Value of a Share as of the date the Option is granted. Options granted to a Non-Employee Director under this Section 5 shall vest and be exercisable in full on the date of grant, except to the extent the Board provides otherwise with respect to Discretionary Options; provided, however, that in no event shall a Non-Employee Director initially appointed by the Board be entitled to exercise an Option unless, and until such time as, such director shall have been elected to the Board by the shareholders of the Company. Notwithstanding the foregoing, except as otherwise provided by the Board with respect to Discretionary Options, vesting of an Option granted to a Non-Employee Director who shall have been elected by the shareholders of the Company shall accelerate and the Option shall become immediately exercisable in full upon the occurrence of a Change in Control or in the event that the Non-Employee Director ceases to serve as a director of the Company due to death, Disability, resignation or retirement under the policies of the Company then in effect. Options shall expire on the ten-year anniversary date of the Option's grant; provided, that Initial Options and Annual Options (but not Replacement Options or Retirement Options) shall expire on the five-year anniversary date of the date the Non-Employee Director ceases to be a director of the Company for any reason, if earlier than the ten-year anniversary date of the Option's grant; and provided, further, that the Initial Option granted to a Non-Employee Director initially appointed by the Board shall expire on the date such director ceases to be a director of the Company unless such director shall have been elected by the shareholders subsequent to the grant of the Initial Option to such director.

        (h)    Payment of Option Price.    The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise; provided, that to the extent permitted by law, Participants may simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price may also be paid in cash, or through a reduction of the number of Shares delivered to the Participant upon exercise of the Option or by delivery to the Company of Shares held by such Participant for at least six months before such exercise (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option), or a combination thereof, in the discretion of the Participant. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

        (i)    Transferability.    A non-Employee Director may transfer an Option granted pursuant to this Section 5 to any member of such Non-Employee Director's "immediate family" (as such term is defined in Rule 16a-1(e) promulgated under the Exchange Act, or any successor rule or regulation) or to one or more trusts whose beneficiaries are members of such Non-Employee Director's "immediate family" or partnerships in which such family members are the only partners; provided, that (i) the transferor receives no consideration for the transfer and (ii) such transferred Option shall continue to be subject to the same terms and conditions as were applicable to such Option immediately prior to its transfer. Unless an Option granted pursuant to this Section 5 shall have expired, in the event of a Non-Employee Director's death, an Option granted to such Non-Employee Director pursuant to this Section 5 shall be transferable to the beneficiary, if any, designated by the Non-Employee Director in writing to the Company prior to the Non-Employee Director's death and such beneficiary shall succeed to the rights of the Non-Employee Director to the extent permitted by law. If no such designation of a beneficiary has been made, the Non-Employee Director's legal representative shall succeed to such Option, which shall be transferable by will or pursuant to the laws of descent and distribution.

        6.    Deferred Stock Units.

        (a)    Annual Credit.    As of the last day of each Plan Year, there shall be credited to the Account of each Participant who is a Non-Employee Director on such day a number of Deferred Stock Units (each representing the right to receive a Share) equal to (i) the Annual Retainer in effect as of such day, times the Pro-Ration Factor, divided by (ii) the average of the Fair Market Value of a Share on each of the last 20 trading days during such Plan Year determined in accordance with clause (i) of Section 2(p) or, if clause (i) of Section 2(p) is inapplicable, the Fair Market Value of a Share as of the last day of such Plan Year determined in accordance with clause (ii) of Section 2(p). There shall be credited to the Account of any Non-Employee Director who retires from the Board prior to the last day of the Plan Year, as of the retirement date, a number of Deferred Stock Units equal to (i) the Annual Retainer in effect as of such date, times the Pro-Ration Factor, divided by (ii) the average of the Fair Market Value of a Share on each of the last 20 trading days during such Plan Year determined in accordance with Section 2(p).

        (b)    Retirement Plan Credit.    The account of each Participant who has elected, in connection with the termination of the Retirement Plan, to be credited with Deferred Stock Units pursuant to this Section 6(b) shall be credited, as of March 5, 1998, with a number of Deferred Stock Units (each representing the right to receive a Share) equal to (i) the amount of such Participant's accrued benefit under the Retirement Plan as of March 5, 1998, divided by (ii) the average of the Fair Market Value of a Share on each of the last 20 trading days ending with March 5, 1998 determined in accordance with clause (i) of Section 2(p) or, if clause (i) of Section 2(p) is inapplicable, the Fair Market Value of a Share as of the last day of such Plan Year determined in accordance with clause (ii) of Section 2(p).

        (c)    Discretionary Credits.    The Board or the Committee may, in its discretion, at any time and from time to time, cause additional Deferred Stock Units (each representing the right to receive a Share) to be credited to the account of any Non-Employee Director.

        (d)    Credits of Dividend Equivalents; Maintenance of Accounts.    The Company shall maintain an Account for each Participant to which the credits provided for in Sections 6(a), (b) and (c) above shall be made. Each Participant's Account shall be credited from time to time with additional Deferred Stock Units to reflect deemed reinvestment of any amounts that would have been paid as cash dividends with respect to the Deferred Stock Units held in such Account if they were Shares. Subject to the provisions of Section 6(e) regarding delivery of Shares, Accounts may be credited with fractional Deferred Stock Units pursuant to this Section 6(d) and Sections 6(a), (b) and (c).

        (e)    Delivery of Shares from Accounts.

          (i)    Each Participant shall be provided the opportunity to elect, in accordance with procedures established by the Committee, whether to receive the balance in his or her account in a single lump sum or in five annual installments. Once made, such an election may be changed, but no such changed election shall take effect until six months after the date the election is made, and in any event such changed election shall not take effect unless it is (A) made at least six months before deliveries pursuant to Section 6(e)(ii) begin and (B) approved by the Board or a committee of the Board if the Committee determines that such approval is necessary or appropriate in light of Exchange Act Rule 16b-3.

          (ii)  The balance in a Participant's Account shall be delivered to the Participant or the Participant's Successor in the form of Shares as soon as practicable after, or beginning as soon as practicable after, the date on which the Participant ceases for any reason to be a member of the Board (the "Termination Date"). If a Participant has elected a lump sum delivery, or if a Participant dies while a member of the Board, the Participant or the Participant's Successor, as applicable, shall receive a number of Shares equal to the total number of Deferred Stock Units in the Participant's Account as of the Termination Date in full satisfaction of all of the Participant's interest in the Account; provided, that any fractional Deferred Stock Units shall be rounded to the nearest higher whole number of Shares. If a Participant has elected installment delivery and ceases to be a member of the Board for any reason other than the death of the Participant, then the Participant shall receive the balance in such Participant's Account in the form of five annual deliveries of Shares (and if a Participant dies after ceasing to be a Board member, any remaining annual deliveries shall be made to the Participant's Successor). The precise number of shares delivered in each installment shall be determined in such a manner as to cause each such delivery to represent approximately one-fifth of the Deferred Stock Units held in such Account as of the Termination Date together with any dividend equivalents credited thereon. Notwithstanding the foregoing, no such installment shall be delivered unless and until the Board or the Committee shall have approved the delivery (unless such approval is not necessary under Exchange Act Rule 16b-3).

          (iii)  Notwithstanding the foregoing, the balance in all Participants' Accounts shall be delivered to the Participants in a single lump sum delivery of Shares upon the occurrence of a Change of Control.

        7.    General Provisions.

        (a)    Effective Date of this Plan.    This Plan shall become effective as of March 5, 1998.

        (b)    Duration of this Plan.    This Plan shall remain in effect until it is terminated pursuant to Section 7(d) hereof.

        (c)    No Right to Board Membership.    Nothing in this Plan or in any Agreement shall confer upon any Participant the right to continue as a member of the Board.

        (d)    Amendment, Modification and Termination of this Plan.    Except as provided in this Section 7(d), the Board may at any time amend, modify, terminate or suspend this Plan or any or all Agreements under this Plan to the extent permitted by law. No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant (or a Participant's legal representative) or any Successor under an Award granted before the date of termination, suspension or modification, unless otherwise agreed by the Participant in the Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 7(e) hereof does not adversely affect any right of a Participant under an Award.

        (e)    Adjustment for Changes in Capitalization.    Appropriate adjustments in the aggregate number and type of Shares available for Awards under this Plan, in the number and type of Shares subject to Awards then outstanding and in the Option exercise price as to any outstanding Options and in the number of Defined Stock Units in the Accounts, may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change, recapitalization, reclassification, stock dividend, stock split, stock combination, or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

        (f)    Fundamental Change.    In the event of a proposed Fundamental Change: (a) involving a merger, consolidation or statutory share exchange, unless appropriate provision shall be made (which the Board may, but shall not be obligated to, make) for the protection of the outstanding Options by the substitution of appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, to be issuable upon the exercise of Options, or (b) involving the dissolution or liquidation of the Company, the Board may, but shall not be obligated to, declare, at least twenty days prior to the occurrence of the Fundamental Change, and provide written notice to each holder of an Option of the declaration, that each outstanding Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for payment to each holder of an Option, within 20 days after the Fundamental Change, of cash for each Share covered by the canceled Option equal to the amount, if any, by which the Fair Market Value (as defined in this Section 7(f)) per Share exceeds the exercise price per Share covered by such Option. At the time of the declaration provided for in the immediately preceding sentence, each Option shall immediately become exercisable in full and each person holding an Option shall have the right, during the period preceding the time of cancellation of the Option, to exercise the Option as to all or any part of the Shares covered thereby. In the event of a declaration pursuant to this Section 7(f), each outstanding Option that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option shall be entitled to the payment provided for in this Section 7(f) if such Option shall have previously expired. For purposes of this Section 7(f) only, "Fair Market Value" per Share means the cash plus the fair market value, as determined in good faith by the Board, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Plan.

        (g)    Limits of Liability.

          (i)    Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

          (ii)  Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(a) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

        (h)    Compliance with Applicable Legal Requirements.    No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at the time, be listed.

        (i)    Removal for Cause.    Notwithstanding any other provision of this Plan, this Section 7(i) shall apply in the event a Participant is removed from the Board for cause before a Change of Control. In such event: (i) all of the Participant's Options shall immediately expire and be forfeited, and (ii) unless the Board or the Committee specifically determines otherwise in connection with or after such removal, the balance in such Participant's Account shall be delivered to the Participant in a single lump sum delivery of Shares after the expiration of six months from the date of such removal. In addition, if the Participant has received or been entitled to delivery of Shares pursuant to the exercise of an Option within six months before such removal, the Board or the Committee, in its sole discretion, may require the Participant to return or forfeit all or a portion of such Shares and receive back the exercise price (if any) paid therefor, or may require the Participant to pay to the Company the economic value of such Shares less such exercise price, determined as of the date of the exercise of Options in the event of any of the following occurrences (whether before or after such removal): competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies or business policies of the Company or any Affiliate, or any other action or event that the Board may determine warrants such a requirement. The Board's or Committee's right to require such return or forfeiture must be exercised within 90 days after the later of the date of such removal or the discovery of such an occurrence, but in no event later than 15 months after such removal.

        (8)    Governing Law.    To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Minnesota and construed accordingly.

        (9)    Severability.    In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        (10)    Effect of Prior Plan.    From and after the Effective Date of this Plan, no further awards shall be made to Non-Employee Directors under the Company's 1994 Stock Award Plan the "Prior Plan"). Thereafter, all grants and awards made under the Prior Plan prior to such Effective Date shall continue in accordance with the terms of the Prior Plan.

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MEDTRONIC, INC. 1998 OUTSIDE DIRECTOR STOCK COMPENSATION PLAN (As Amended through June 27, 2002)